UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Westmoreland Coal Company

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WESTMORELAND COAL COMPANY
2 North Cascade Avenue, 2nd Floor
Colorado Springs, Colorado 80903

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The Annual Meeting of Stockholders of Westmoreland Coal Company will be held at our corporate offices located at 2 North Cascade Avenue, 2nd Floor, Colorado Springs, Colorado, 80903 on Thursday, May 14, 2009 at 8:30 a.m. Mountain Daylight Time, for the following purposes:

1. The election by the holders of Common Stock of three directors to the Board of Directors to serve for a one-year term;

2. The election by the holders of Series A Convertible Exchangeable Preferred Stock, each share of which is represented by four Depositary Shares, of two additional directors to the Board of Directors to serve for a one-year term; and

3. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 1, 2009 will be entitled to notice of and to vote at the meeting and any postponement or adjournment thereof.

YOUR VOTE IS IMPORTANT.

PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

By Order of the Board of Directors,

Diane S. Jones
Vice President, Corporate Relations
and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 14, 2009.

The proxy statement and Westmoreland Coal Company’s 2008 Annual Report are available at www.edocumentview.com/WLB.

April 14, 2009	www.westmoreland.com

PROXY STATEMENT

WESTMORELAND COAL COMPANY
2 North Cascade Avenue, 2nd Floor
Colorado Springs, Colorado 80903

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To be held May 14, 2009

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Westmoreland Coal Company, a Delaware corporation (“we,” “us,” or the “Company”), for use at our Annual Meeting of Stockholders to be held at our corporate offices located at 2 North Cascade Avenue, 2nd Floor, Colorado Springs, Colorado, on Thursday, May 14, 2009 at 8:30 a.m., Mountain Daylight Time (MDT), and at any and all postponements or adjournments thereof (collectively referred to herein as the “Meeting”). This proxy statement, the accompanying form of proxy and the Notice of the Annual Meeting will be first mailed or given to our stockholders on or about April 14, 2009.

QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING OF STOCKHOLDERS

What is being voted on at the Meeting?

The Board is asking stockholders to vote on the election of directors to serve for a one-year term.

Who can vote at the Meeting?

The Board set the close of business on April 1, 2009 as the record date for the Meeting. Only persons holding shares of record of our common stock, $2.50 par value (“common stock”), and our depositary shares, each of which represents one quarter of a share of Series A Convertible Exchangeable Preferred Stock, $1.00 par value (“depositary shares”), at the close of business on April 1, 2009 are entitled to receive notice of and to vote at the Meeting. Under the Certificate of Designation governing the Series A Preferred Stock, the holders of the Series A Preferred Stock are entitled to vote on any matter on which the holders of common stock are entitled to vote. However, when six or more quarterly dividends are accumulated and unpaid, as is presently the case, the holders of the Series A Preferred Stock vote separately from the common stockholders to elect two directors. As such, only common stockholders will vote on Proposal 1 and only Series A Preferred Stockholders will vote on Proposal 2. At the close of business on April 1, 2009, there were 9,641,773 shares of common stock outstanding and entitled to vote on Proposal 1 and 640,515 depositary shares outstanding and entitled to vote on Proposal 2.

What constitutes a quorum for the Meeting?

The holders of a majority of the aggregate voting power of the common stock and depositary shares outstanding on the record date, present in person or by proxy at the Meeting, shall constitute a quorum to conduct business at the Meeting. Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct, unless you later revoke the proxy. Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by a proxy card will be voted in favor of the proposals set forth on the proxy card , and in the discretion of the persons named as proxies on such other matters as may properly come before the Meeting. If you hold shares in your name in the records of our transfer agent, and you attend the Meeting, you may deliver your completed proxy card in person. If you hold your shares in

“street name,” that is, if you hold your shares through a broker or other nominee and you wish to vote in person at the Meeting, you will need to obtain a proxy card from the institution that holds your shares. Separate proxy cards are being sent to common stockholders and to holders of depositary shares. If you hold only shares of common stock or only depositary shares, you will be sent only the proxy card relevant to your type of equity ownership. However, if you own both common stock and depositary shares, you will be sent both proxy cards and you should complete both proxy cards if you wish to vote your respective interests on Proposals 1 and 2.

With respect to Proposal 2, the depositary shareholders will instruct the depositary to either vote the Series A Preferred Stock for director nominees or to withhold votes from director nominees. Because each share of Series A Preferred Stock is entitled to four votes, and because each share of Series A Preferred Stock is represented by four depositary shares, in theory, each depositary share represents one vote.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by either filing with the Secretary of the Company a written notice of revocation or a duly executed proxy card bearing a later date or by voting in person at the Meeting. The powers of the proxy holders will be suspended if you attend the Meeting in person and so request. However, attendance at the Meeting will not, by itself, revoke a previously granted proxy. If you want to change or revoke your proxy and you hold your shares in “street name,” contact your broker or the nominee that holds your shares. Any written notice of revocation sent to us must include the stockholder’s name and must be received prior to the Meeting to be effective.

What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast is required for the election of directors. Cumulative voting is not permitted in the election of directors. As a result, withholding authority to vote for a director nominee with respect to the election of directors will not affect the outcome of the election of directors.

How are broker non-votes and abstentions treated?

Under the rules applicable to broker-dealers, the proposal for the election of a director is considered to be a routine matter upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. A “broker non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on non-routine matters for shares owned by the customer, but held in the name of the broker. For such non-routine matters, the broker cannot vote either way and reports the number of such shares as “non-votes.” Because all matters to be voted upon at the Meeting are routine matters and give brokers discretionary voting powers, there will not be any broker non-votes.

Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. However, for the election of directors, abstentions will not affect the outcome.

How are you handling solicitation of votes?

The accompanying proxy is solicited on behalf of our Board. In addition to solicitations by mail, the Company’s directors, officers, and employees may solicit proxies by telephone, e-mail, facsimile, and personal interview, but will receive no additional compensation for doing so. The Company will also request brokerage houses, custodians, nominees, and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse those brokerage houses and other persons for their reasonable expenses for such services.

Do I have any rights of appraisal?

Under Delaware law, stockholders are not entitled to dissenters’ rights on any proposal referred to herein.

How can I get electronic access to the proxy materials and the annual report?

This proxy statement and our 2008 Annual Report are available at www.edocumentview.com/WLB.

PROPOSAL 1

ELECTION OF DIRECTORS BY THE HOLDERS OF COMMON STOCK

The Nominating and Corporate Governance Committee has recommended that the three individuals named below be nominated for election as directors (the “Common Stockholder Nominees”). The Board has approved such recommendation and directed that the three individuals named below be designated as nominees for the Board. Each of the nominees is now a director of the Company. Each person elected at the Meeting shall hold office until the next annual meeting of stockholders, or until his death, resignation, or removal, if earlier.

In March 2008, we sold $15 million of Senior Secured Convertible Notes (the “Senior Notes”) to Tontine Capital Partners, L.P. and Tontine Partners, L.P. (together with their affiliates, “Tontine”). Pursuant to the Senior Secured Convertible Note Purchase Agreement dated March 4, 2008, as long as Tontine owns at least 10% of the outstanding shares of Common Stock (including the shares issuable upon conversion of the Senior Notes on an as-converted basis), Tontine has the right to designate two individuals for election to our Board who are reasonably acceptable to the Board. As of the date of this proxy statement, Tontine has not designated any individuals to serve on our Board.

The persons named on the proxy card intend to vote for the election of the Common Stockholder Nominees named below. Each Common Stockholder Nominee has consented to being named and to serve if elected. If any Common Stockholder Nominee should decline or be unable to serve, the persons named on the proxy card will vote for the election of such substitute nominee as shall have been recommended by the Nominating and Corporate Governance Committee and designated by the Board. The Company has no reason to believe that any Common Stockholder Nominee will decline or be unable to serve.

The size of the Board is fixed at six directors, although only five director nominees have been recommended for election by the Board. The vacancy occurred when Delbert L. Lobb resigned from the Board in January 2009. The Board is considering its options for addressing the vacancy, including the nomination of additional directors at such time as qualified candidates are identified, or reducing the size of the Board to five. The proxies cannot be voted for a greater number of nominees than the number of nominees named.

Information about the Common Stockholder Nominees follows:

	Business Experience During Past Five Years and		Director
Name	Other Directorships	Age	Since	Current Committees

Keith E. Alessi	Executive Chairman of the Company (May 2008 to present); President and Chief Executive Officer of the Company (August 2007 to April 2008 and January 2009 to present); Interim President and Interim Chief Executive Office of the Company (May 2007 to August 2007); Adjunct lecturer at the Ross School of Business at the University of Michigan (March 2002 to present); Chief Executive Officer of Lifestyle Improvement Centers, LLC (April 2003 to May 2006); and member of the Board of Directors of Town Sports International Holdings, Inc. (April 1997 to present), H&E Equipment Services, Inc. (November 2002 to present) and MWI Veterinary Supply, Inc. (2003 to present).	54	2007	Executive (Chairman)
Thomas J. Coffey	Partner, B2B CFO Partners, LLC, a professional services organization (December 2005 to present); Vice President-Finance, Global Infrastructure Services (July 1999 to May 2005) and Vice President-Operations Analysis (April 1998 to July 1999) of Unisys Corporation, a technology services company; Senior Vice President, Chief Financial Officer and Treasurer of Intelligent Electronics, Inc., a technology distribution company (1995 to September 1997); and Partner of KPMG (1985 to 1995).	56	2000	Audit (Chairman), Compensation and Benefits, Nominating and Corporate Governance
Michael R. D’Appolonia	President and Chief Executive Officer, Kinetic Systems, Inc., a global provider of process and mechanical solutions to the electronics, solar and biopharmaceutical industries (April 2006 to present); President of Nightingale & Associates, LLC, a global management consulting firm providing financial and operational restructuring services (July 1986 to April 2006); Former executive officer of Cone Mills Corporation, Moll Industries, Inc., McCulloch Corporation, Ametech, Inc., Halston Borghese, Inc. and Simmons Upholstered Furniture Inc.; Member of the Board of Directors of Kinetic Systems Inc. (April 2006 to present); Member of the Board of Directors of The Washington Group International, Inc. (May 2001 to November 2007), and Exide Technologies, Inc. (April 2005 to present).	60	2008	Executive, Compensation and Benefits

The Board of Directors recommends that holders of Common Stock vote “FOR”
the election of the Common Stockholder Nominees.

PROPOSAL 2

ELECTION OF DIRECTORS BY THE HOLDERS OF SERIES A PREFERRED STOCK

The holders of the Company’s Series A Preferred Stock are entitled to elect two members of the Company’s Board. The Nominating and Corporate Governance Committee has recommended that the individuals named below (the “Depositary Stockholder Nominees”) be nominated for election as directors. The Board has approved such recommendation and directed that the individuals named below be designated as nominees for the Board.

Each person elected at the Meeting shall hold office until the next annual meeting of stockholders, or until his death, resignation, or removal, if earlier. In addition, if the special voting rights of the Series A Preferred Stock terminate, the terms of office of the directors elected by the holders of the Series A Preferred Stock will immediately terminate. The special voting rights of the Series A Preferred Stock would terminate if, for example, the Company were to redeem all of the outstanding Series A Preferred Stock.

The persons named on the proxy card intend to vote for the election of the Depositary Stockholder Nominees named below. Each Depositary Stockholder Nominee has consented to being named and to serve if elected. If any Depositary Stockholder Nominee should decline or be unable to serve, the persons named on the proxy card will vote for the election of such substitute nominee as shall have been recommended by the Nominating and Corporate Governance Committee and designated by the Board. The Company has no reason to believe that any Depositary Stockholder Nominee will decline or be unable to serve.

Information about the Depositary Stockholder Nominees follows:

	Business Experience During Past Five Years and		Director
Name	Other Directorships	Age	Since	Current Committees

Richard M. Klingaman	Consultant, natural resources and energy (May 1992 to present); Senior Vice President, Penn Virginia Corporation, a natural resources company specializing in coal, oil, natural gas, timber, lime and limestone (1977 to 1992); and Director of Westmoreland Resources, Inc. (1980 to 1993).	74	2006	Executive, Audit Compensation and Benefits (Chairman)
William M. Stern	Executive Vice President, Stern Brothers & Company, a broker-dealer (1999 to present); Vice President, Mercantile Bank Capital Markets Group, a banking company (1998 to 1999); and Senior Vice President, Mark Twain Capital Markets Group, a banking company (1983 to 1998).	63	2000	Audit, Nominating and Corporate Governance (Chairman)

The Board of Directors recommends that holders of Depositary Shares vote “FOR”
the election of the Depositary Stockholder Nominees.

CORPORATE GOVERNANCE

Our Board believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. This section describes key corporate governance guidelines and practices that our Board has adopted. Complete copies of our committee charters and code of business conduct are available on the Investor Relations section of our website, www.westmoreland.com. Alternatively, you can request a copy of any of these documents by writing to the Vice President, Corporate Relations, Westmoreland Coal Company, 2 North Cascade Ave., 2nd Floor, Colorado Springs, Colorado 80903.

Information about the Board and Committees

The Board held fifteen meetings during 2008, including four meetings held jointly with the Audit Committee and one meeting held jointly with the Compensation and Benefits, Audit, and Nominating and Corporate Governance Committees. All director nominees attended our 2008 annual meeting of stockholders. Resolutions adopted by the Board provide that directors are expected to attend the annual meeting of stockholders. No director, during his period of service, attended fewer than 75% of the total number of meetings of the Board and committees on which he served.

The Audit Committee met eight times during 2008, including four meetings held jointly with the Board and one meeting held jointly with the Compensation and Benefits, Nominating and Corporate Governance Committees and the Board. The committee is comprised of Messrs. Coffey (Chairman), Stern and Klingaman. The Audit Committee approves the appointment of our independent registered public accounting firm, monitors the independence and directs the performance of our independent registered public accounting firm, and monitors the integrity of our financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance. It also reviews with our independent registered public accounting firm the audit plan for the Company, our internal accounting controls, our financial statements, and the independent registered public accounting firm’s report to the Audit Committee. The Board has determined that Thomas J. Coffey is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Board has also determined that each member of the Audit Committee, including Mr. Coffey, is “independent” under the NYSE Amex listing standards, Section 10A of the Exchange Act of 1934, as amended, or the Exchange Act, and Rule 10A-3 thereunder. A copy of the Audit Committee Charter can be found in the Investor Relations section of our website at www.westmoreland.com.

The Compensation and Benefits Committee met five times during 2008 including one meeting held jointly with the Audit and Nominating and Corporate Governance Committees and Board. The committee is comprised of Messrs. Klingaman (Chairman), Coffey and D’Appolonia. Each member of the Compensation and Benefits Committee is “independent” under the NYSE Amex listing standards. This committee is responsible for assuring that the Board, various committee chairpersons and committee members, our Executive Chairman, Chief Executive Officer, other officers, and our key management are compensated appropriately and in a manner consistent with our approved compensation strategy, internal equity considerations, competitive practice, and any relevant laws or regulations. The processes and procedures followed by our Compensation and Benefits Committee in considering and determining executive and director compensation are described below under the heading “— Executive and Director Compensation Processes.” A copy of the Compensation and Benefits Committee Charter may be found on the Investor Relations section of our website at www.westmoreland.com.

The Nominating and Corporate Governance Committee met once during 2008 to review the qualifications of potential candidates to serve as nominees for election to the Board. The committee is comprised of Messrs. Stern (Chairman) and Coffey. Each member of the Nominating and Corporate Governance Committee is “independent” under the NYSE Amex listing standards. This committee identifies and recommends individuals qualified to be nominated as members of the Board. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates is discussed below under “— Director Candidate Nomination Process.” The Nominating and Corporate Governance Committee is also authorized to provide oversight on matters related to corporate governance and structure and to make recommendations to the Board. This committee also provides for the evaluation of Board, committee, and individual director performance and recommends individuals qualified to be nominated as members of the Board. A copy of the Nominating and Corporate Governance Committee Charter can be found on the Investor Relations section of the Company’s website at www.westmoreland.com.

The Executive Committee of the Board did not meet during 2008. The committee is comprised of Messrs. Alessi (Chairman), Klingaman and D’Appolonia.

Compensation and Benefits Committee Interlocks and Insider Participation

During 2008, each of Messrs. Robert E. Killen (who served as a director until May 2008), Klingaman, Stern, Coffey and D’Appolonia served on our Compensation and Benefits Committee. None of these directors was a current or former officer or employee of the Company, and none had any related person transaction involving the Company. During 2008, none of our executive officers served on the board of directors of any entity that had one or more executive officers serving on our Board.

Director Candidate Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates when a vacancy exists or is anticipated includes invitations to Board members for recommendations, the collection of information about individuals recommended, meetings to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee takes into consideration a number of criteria which include the candidate’s integrity, business acumen, knowledge of our business and industry, maturity, experience, diligence, potential conflicts of interest, willingness to serve as a director and regularly attend and participate in Board meetings, and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of skills, experience, and knowledge that will assure that the Board can continue to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Westmoreland Coal Company, 2 North Cascade Avenue, 2nd Floor, Colorado Springs, CO 80903. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy statement for the next annual meeting.

Stockholders also have the right under our bylaws to nominate director candidates directly, without any action or recommendation on the part of the Corporate Governance and Nominating Committee or the Board, by following the procedures set forth in Section 2.6, “Advance Notice of Nominees,” in our bylaws. Among other things, a stockholder wishing to nominate a candidate for election as a director must give notice to us within the time period specified in such section, and the notice must include the information about the stockholder and the proposed nominee required in the bylaws. Any stockholder wishing to nominate a candidate for election to the Board without any action or recommendation of the Nominating and Corporate Governance Committee or the Board must strictly comply with the procedures specified in Section 2.6 of the bylaws. Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy statement for the next annual meeting.

Communicating with the Board

The Board has provided a process that permits stockholders to communicate directly with the Board. Stockholders wishing to communicate with us, including the Board, generally are asked to contact the Vice President-Corporate Relations and Secretary, Diane S. Jones, at Westmoreland Coal Company, 2 North Cascade Ave., 2nd Floor, Colorado Springs, Colorado 80903, diane.jones@westmoreland.com, (719) 442-2600, who is primarily responsible for receiving, managing, monitoring, and responding to stockholder communications.

Stockholders who wish to write directly to the Board on any topic should address communications to the Board of Directors in care of the Chairman, Westmoreland Coal Company Board of Directors, Westmoreland Coal Company, 2 North Cascade Ave., 2nd Floor, Colorado Springs, Colorado 80903.

Our Chairman will report on stockholder communications to the Board and provide copies or specific summaries to directors on matters deemed to be of appropriate importance. In general, communications from stockholders relating to corporate governance will be forwarded to the Board unless they are frivolous, obscene, or repeat the same information contained in earlier communications, or fail to identify the author.

Director Independence

Our Board has determined that none of Messrs. Coffey, D’Appolonia, Klingaman, and Stern has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined by the NYSE Amex Company Guide Section 803(A).

Executive and Director Compensation Process

The Compensation and Benefits Committee is responsible for setting the salaries and incentive compensation of our executive officers. The committee’s objective is to oversee and administer compensation programs that attract, retain, reward, and motivate highly qualified executive officers to perform their duties in a competent and efficient manner, increase our long-term profitability, and build stockholder value. The Compensation and Benefits Committee establishes our overall compensation strategy to ensure that our executives are rewarded appropriately and that executive compensation supports our business strategy and objectives.

In discharging its duties, the Compensation and Benefits Committee reviews and approves the compensation, including base salaries, annual incentives, long-term incentives, and other benefits, of our Chief Executive Officer (except as described below), our Chief Financial Officer, and the three most highly-compensated executive officers other than our Chief Executive Officer and Chief Financial Officer. We refer to these officers, plus our former Chief Financial Officer, as our “named executive officers” for purposes of this proxy statement. The Compensation and Benefits Committee also reviews and approves the compensation for other key executives who are not identified in this report.

In 2008, our Board determined the CEO compensation. Mr. Alessi transitioned from President and CEO to Executive Chairman at the time Mr. Lobb joined the Company. As a result, compensation arrangements for Mr. Alessi in his new role were determined by members of the Board other than himself. Compensation for Mr. Lobb, who served as our Chief Executive Officer and Director from April 2008 to January 2009, was determined by the Board in advance of his employment and election to the Board. Following Mr. Lobb’s resignation in 2009, Mr. Alessi resumed duties as President and CEO in addition to Executive Chairman. Mr. Alessi’s compensation remains determined by the full Board, other than himself.

The Compensation and Benefits Committee has the authority to retain consultants directly. In recent years, but excluding 2007 and 2008, the committee has engaged a nationally recognized executive compensation consultant to assist in performing its duties. The compensation consultant has assisted with the development of our compensation strategy, which was specifically designed to support our business strategy, with an expectation that changes to the Company would affect pay delivery programs. In 2008, the

Compensation and Benefits Committee, through human resources management, obtained survey information from an executive compensation consulting firm, the Hay Group, for executives in the mining industry. This survey data, together with a review of the proxy data from companies in similar industry and size, will be studied by management and the Compensation and Benefits Committee during 2009 and be used as the basis for future compensation review.

Our compensation planning process, including business and succession planning, evaluation of our executive officers’ performance, and consideration of our business environment is ongoing throughout the year.

Our Chief Executive Officer and members of management, including human resources management, work with the Chairman of the Compensation and Benefits Committee to establish the agenda for Compensation and Benefits Committee meetings and in the preparation of meeting information. We seek the input of our management and our human resources staff in making executive compensation decisions. Our Chief Executive Officer also participates in Compensation and Benefits Committee meetings at its request to provide background information on the Company’s strategic objectives, his evaluation of the performance of the named executive officers, and compensation recommendations as to senior executive officers (other than himself).

The Compensation and Benefits Committee has implemented an annual performance review program for our executives, under which annual performance goals are determined and set each calendar year for the Company as a whole, and for the power segment and each mining operation. The corporate goals target the achievement of specific financial milestones. Individual mine and power segment goals are proposed by each mine manager or senior power executive and approved by our Chief Executive Officer. Annual salary increases, annual bonuses, and annual long-term incentive awards, including any stock option, SAR, performance unit, and restricted stock awards granted to our executives are tied to the achievement of performance goals and to individual accomplishments.

During the first calendar quarter of each year, we evaluate performance against the goals and individual accomplishments for the recently completed year. Generally, each executive’s evaluation begins with a self-assessment, which is submitted in writing or discussed with our Chief Executive Officer. Our Chief Executive Officer then formulates an evaluation based on the executive’s self-assessment, the Chief Executive Officer’s own evaluation, and input from others within the Company. This process leads to a recommendation by the Chief Executive Officer for annual executive salary increases, annual incentive bonuses, and annual long-term incentive awards, if any, which is then reviewed and approved by the Compensation and Benefits Committee. For all executives, annual incentive bonuses, to the extent granted, are awarded during the first calendar quarter of the year. We typically implement increases in annual base salaries at the beginning of the second calendar quarter of the year, and we typically grant long-term incentive awards, including stock options and restricted stock awards, at the end of the second calendar quarter of the year. The timing of any increase or grant depends on business conditions.

The compensation of our directors is determined by the full Board and is based on recommendations from the Compensation and Benefits Committee, which considers information from our Executive Chairman, Chief Executive Officer, our human resources department, and any consultants retained by the committee in formulating its recommendation. The Compensation and Benefits Committee generally reviews director compensation every other year. In 2006 and prior years, the Company engaged Mercer to assist in its evaluation of director compensation. As part of its analysis, Mercer used the Mercer General Industry Survey and a review of proxy data from a peer group of companies. At the request of the Compensation and Benefits Committee, Mercer updated its 2005 report in 2006 and provided an additional report regarding director compensation in December 2006. Also in 2006, our human resources department provided the committee with information based on the National Association of Corporate Directors’ 2006 report on directors’ compensation. In 2008, the human resources department obtained survey data for executive compensation within the mining industry from the Hay Group. This survey data will serve as the foundation for the Compensation and Benefits Committee to use in 2009, along with proxy data from applicable competitors.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth certain information with respect to persons known by the management of the Company to own beneficially more than five percent (5%) of any class of the voting securities of the Company as of March 31, 2009.

Number of Shares and Nature of Beneficial Ownership(1)

Name and Address			Percentage of			Percentage of
of Beneficial Owner	Common Stock		Common Stock	Depositary Shares		Depositary Shares

Alan A. Blase, et al	—		—	157,900	(2)	24.6%
c/o Frank T. Vicino, Jr. 3312 NE 40th Street
Ft. Lauderdale, FL 33308
Barclays Global Investors, NA	690,340	(3)	7.2%	—		—
400 Howard Street San Francisco, CA 94105
Jeffrey L. Gendell	3,165,311	(4)	28.1%	4,300	(5)	*
55 Railroad Avenue Greenwich, CT 06830
Stephen D. Rosenbaum	28,924		*	60,000	(6)	9.4%
817 N. Calvert Street Baltimore, MD 21202
T. Rowe Price	755,600	(7)	7.8%	—		—
100 East Pratt St. Baltimore, Maryland 21289

(1)	Information in this table is as of March 31, 2009, unless otherwise indicated, and is based solely on information contained in Schedules 13D, Schedules 13G, and Section 16 Forms filed by the beneficial owners with the Securities and Exchange Commission, or the SEC, or information furnished to us. Except as indicated below, the respective beneficial owners have reported that they have sole voting power and sole dispositive power with respect to the securities set forth opposite their names. For ease of analysis, the common stock information in the table and the related footnotes does not include the number of shares of common stock into which the depositary shares may be converted. A holder of depositary shares may convert such depositary shares into shares of common stock at any time at a conversion ratio of 1.708 shares of common stock for each depositary share. Consequently, a holder of depositary shares is deemed to beneficially own all of the shares of common stock into which such holder’s depositary shares may be converted. However, for so long as we are in arrears on six or more preferred stock dividends, holders of depositary shares are not entitled to vote for the election of directors to be elected by holders of the common stock unless such depositary shares are actually converted prior to the record date for the annual meeting. Percentages of less than 1% are indicated by an asterisk.

(2)	According to a Schedule 13D/A filed on March 31, 2009, Mr. Alan Blase beneficially owns 157,900 depositary shares of which he has sole voting and sole dispositive power for 820 shares he personally owns, and shared dispositive power over 157,080 shares. Mr. Blase serves as account manager for the Vicino Group, which is comprised of a total of ten individual investors, partnerships or other investment entities identified in the Schedule 13D/A. The shares for which Mr. Blase has shared dispositive power include 34,170 shares owned personally by Frank Vicino Sr., and 86,250 depositary shares held personally by Frank T. Vicino Jr. In addition to shares owned personally, Mr. Frank Vicino Sr. has dispositive power over an additional 3,400 shares for a total beneficial ownership of 37,570 depositary shares. All of these shares are included in the amounts beneficially held by Mr. Blase shown above. In addition to shares owned personally, Mr. Frank T. Vicino Jr. has shared dispositive power over an additional 21,980 depositary shares for a total beneficial ownership of 108,230 depositary shares. All of these shares are included in the amounts beneficially held by Mr. Blase shown above. No other member of the group has more than 5% sole ownership. The depositary shares are convertible into 269,693 shares of common stock, which would represent 2.7% of the total shares of common stock outstanding. See Note (1).

(3)	According to a Form 13G filed February 5, 2009 with the SEC, Barclays Global Investors, NA, a bank as defined in section 3(a)(6) of the Exchange Act, beneficially owns 458,821 shares of common stock of which it has sole voting power over 407,030 shares and sole dispositive power over all 458,821 shares. The remaining shares of the 690,340 shares of common stock reported in the table above are held by Barclays Global Fund Advisors, an investment adviser, of which it has sole voting and dispositive power. The Form 13G reports that the reported shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts. See Note (1).

(4)	The total for Mr. Gendell includes shares of common stock, as well as shares of common stock issuable upon conversion of (i) depositary shares and (ii) the senior secured convertible notes issued March 4, 2008. According to a Schedule 13D/A filed November 10, 2008 with the SEC, Mr. Gendell owns 549,000 shares of common stock of which he has sole voting and dispositive power. In addition, Tontine Capital Partners, L.P. and other limited partnerships and limited liability companies that are affiliates of Tontine Capital Partners, L.P. (collectively with Mr. Gendell, “Reporting Persons”) own 994,600 shares of common stock, depositary shares which are convertible into 7,343 shares of common stock and senior secured convertible notes which are convertible into 1,614,368 shares of common stock. Mr. Gendell is either a managing member of, or a managing member of the general partner of, these limited partnerships and limited liability companies and has shared voting and dispositive power over these shares. Because of Mr. Gendell’s relationship with Tontine Capital Partners, L.P., the shares owned by Tontine Capital Partners, L.P. and its affiliates and the shares that may be acquired by them upon conversion of the depositary shares and the senior secured convertible notes are attributed to Mr. Gendell for purposes of calculating the beneficial ownership of our securities. The Schedule 13D/A also reported that the Reporting Persons will begin to explore alternatives for the disposition of their holdings in the Company, which alternatives may include, without limitation: (a) dispositions through open market sales, underwritten offerings and/or privately negotiated sales by the Reporting Persons, (b) a sale of the Company, or (c) distributions by the Reporting Persons of their interests in the Company to their respective investors. The Schedule 13D/A also reported that the disposition of the holdings is expected to be effected over time and in an orderly fashion. See Note (1).

(5)	According to a Form 3/A filed December 9, 2003, Tontine Partners, L.P., an affiliate of Mr. Gendell and Tontine Capital Partners, L.P., owns 4,300 depositary shares. These depositary shares are convertible into 7,343 shares of common stock, which shares of common stock are included in the 3,165,311 share total for Mr. Gendell reported in the table. See Notes (1) and (4).

(6)	The depositary shares are convertible into 102,480 shares of common stock, which together with the 28,924 shares of common stock reported in the table, would represent 1.4% of the total shares of common stock outstanding. See Note (1).

(7)	According to a Schedule 13G/A filed on February 13, 2009, these securities are owned by various individual and institutional investors, including 591,800 shares held by T. Rowe Price Small-Cap Stock Fund, Inc., for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates may be deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

The following table sets forth information as of March 31, 2009 concerning stock ownership of individual directors and our named executive officers, and all of our executive officers and directors as a group.

Number of Shares and Nature of Beneficial Ownership(1)

			Percentage of				Percentage of
Name of Directors, Named Executive Officers and Persons as a Group(2)	Common Stock		Common Stock		Depositary Shares		Depositary Shares

Keith E. Alessi	32,412	(3)		*	—		—
Thomas J. Coffey	45,164	(4)		*	—		—
Michael R. D’Appolonia	2,916	(5)		*	—		—
Morris W. Kegley	951	(6)		*	—		—
Richard M. Klingaman	3,811	(7)		*	—		—
Todd A. Myers	32,725	(8)		*	—		—
John V. O’Laughlin	38,893	(9)		*	—		—
Kevin A. Paprzycki	853	(10)		*	—		—
William M. Stern	50,414	(11)		*	7,850	(12)	1.2%
Delbert L. Lobb	348	(13)		*	—		—
David J. Blair	947	(14)		*	—		—
Directors and Executive Officers as a Group (9 persons)	208,139		2.1%		7,850		1.2%

(1)	This information is based on information known to us or furnished to us by our directors and executive officers. Except as indicated below, we are informed that the respective beneficial owners have sole voting power and sole dispositive power with respect to all of the shares set forth opposite their names. Percentages of less than 1% are indicated by an asterisk. For ease of analysis, the common stock information in the table and the related footnotes does not include the number of shares of common stock into which the depositary shares may be converted. A holder of depositary shares may convert such depositary share into shares of common stock at any time at a conversion ratio of 1.708 shares of common stock for each depositary share. Consequently, a holder of depositary shares is deemed to beneficially own all of the shares of common stock into which such holder’s depositary shares may be converted. However, for so long as we are in arrears on six or more preferred stock dividends, holders of depositary shares are not entitled to vote for the election of directors to be elected by holders of common stock unless such depositary shares are actually converted prior to the record date for the Annual Meeting. Also, shares that may be purchased under equity incentive plans are reflected in the table but are not entitled to vote unless exercised prior to the record date for the Annual Meeting.

(2)	Mr. Lobb, our former President and Chief Executive Officer, and Mr. Blair, our former Chief Financial Officer, are “Named Executive Officers,” but are not included in “Directors and Executive Officers as a Group.”

(3)	Includes 1,856 shares of common stock held by Prudential Retirement, as trustee of the 401(k) Plan, and 30,556 shares of common stock which may be purchased upon exercise of options under our 2002 Plan.

(4)	Includes 15,000 shares of common stock which may be purchased upon exercise of options under our 2000 Directors’ Plan and 1,756 shares of common stock for which sale is restricted until May 2009.

(5)	Includes 2,916 shares of restricted common stock subject to vesting and forfeiture.

(6)	Includes 951 shares of common stock held by Prudential Retirement, as trustee of the 401(k) plan.

(7)	Includes 1,756 shares of common stock for which sale is restricted until May 2009.

(8)	Includes 2,875 shares of common stock held by Prudential Retirement, as trustee of the 401(k) plan. Also includes 23,300 shares of common stock which may be purchased upon exercise of options under the 1995 Plan, the 2000 Plan, and the 2002 Plan.

(9)	Includes 2,993 shares of common stock held by Prudential Retirement, as trustee of the 401(k) Plan. Also includes 34,300 shares of common stock which may be purchased upon exercise of options under the 1995 Plan, the 2000 Employees’ Plan, and the 2002 Plan.

(10)	Includes 853 shares of common stock held by Prudential Retirement, as trustee of the 401(k) plan.

(11)	Includes 10,000 shares of common stock which may be purchased upon exercise of options under the 2000 Directors’ Plan and 1,756 shares of common stock for which sale is restricted until May 2009.

(12)	Includes 2,800 depositary shares held in trust for which Mr. Stern is a trustee and beneficiary, 3,000 shares held by a trust for which Mr. Stern is sole trustee, and 2,050 shares held in trust for which Mr. Stern is sole trustee and beneficiary. The depositary shares are convertible into 13,407 shares of common stock, which together with the 50,414 shares of common stock reported in the table, would represent less than 1% of the total shares of common stock outstanding. See Note (1).

(13)	Reported shares represent the number of shares owned as of the last date of Mr. Lobb’s employment, including 348 shares of common stock held by Prudential Retirement, as trustee of the 401(k) plan.

(14)	Reported shares represent number of shares owned as of the last date of Mr. Blair’s employment, including 947 shares of common stock held by Prudential Retirement, as trustee of the 401(k) Plan.

Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 14, 2009. The shares to be issued pursuant to these options are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE Amex. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the knowledge of management, based solely on its review of such reports furnished to the Company, all Section 16(a) filing requirements applicable to the Company’s officers, directors, and greater than ten percent beneficial owners were complied with during the year ended December 31, 2008. However, a more than ten percent owner of the Company’s depositary shares has notified us that it has failed to timely file Section 16 reports for the year ended December 31, 2008. While we anticipate such late reports to be filed soon, they have not been filed to date.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2008, the Company had stock options and stock appreciation rights (“SARs”) outstanding from three stock plans for employees that were approved by stockholders and one stock incentive plan for non-employee directors that was not approved by stockholders. The Company also had options outstanding from one stockholder-approved stock plan for employees and non-employee directors. The 2000 Nonemployee Directors’ Stock Incentive Plan is the only plan not approved by stockholders, and it has been superseded by the stockholder approved 2007 Equity Incentive Plan for Employees and Non-Employee Directors. The 2000 Nonemployee Directors’ Stock Incentive Plan provided for the grant of stock options to non-employee directors at the time they were first elected to the Board and at the time of each subsequent re-election to the Board.

The following table presents information regarding equity compensation plans as of December 31, 2008 and depicts the total number of securities to be issued upon the exercise of outstanding options and SARs (if settled based on the price of the Common Stock on December 31, 2008), the weighted average exercise prices of the options and the number of securities available for future issuance.

2008 EQUITY COMPENSATION PLAN INFORMATION

Number of
Securities
Remaining Available
	Number of			for Future Issuance
	Securities to be			Under Equity
	Issued Upon			Compensation Plans
	Exercise of		Weighted Average	(Excluding
	Outstanding		Exercise Price	Securities
	Options, Warrants		of Outstanding Options,	Reflected
	and Rights		Warrants and Rights	in Column (a))
Plan Category	(a)		(b)	(c)

Equity compensation plans approved by security holders	312,724	(1)(2)	$19.62 (1)	600,147	(1)(2)
Equity compensation plans not approved by security holders	75,000		$15.85	19,176
Total	387,724	(1)(2)	$18.89 (1)	619,323	(1)(2)

(1)	Includes no shares of common stock to be issued on settlement of SARs outstanding at December 31, 2008, because no SARs were in-the-money as of that date. At December 31, 2008, 191,000 SARs were outstanding under the employee plans of which 176,895 were vested; those SARs had base prices between $19.365 and $29.48. At December 31, 2008, 16,067 SARs were outstanding under the director plans, of which 8,026 were vested; those SARs had base prices between $23.985 and $25.14. The base prices of the SARs are not reflected in column (b) of this table but are described in this note.

(2)	The maximum number of shares of common stock the Company could be required to issue to settle the SARs outstanding under the employee plans at December 31, 2008 is 191,000 if one share of stock is required for each SAR outstanding. Similarly, the maximum number of shares of common stock the Company could be required to issue to settle the SARs outstanding under the director plans at December 31, 2008 is 16,067 if one share of stock is required for each SAR outstanding. (No director or employee SARs were in-the-money at December 31, 2008.) If the Company were required to issue this total number of shares in settlement of its SARs, the total number of securities to be issued upon the exercise of outstanding options, warrants and rights (column (a)) would be 594,791.

EXECUTIVE OFFICERS

The following sets forth certain information with respect to the executive officers of the Company.

Name	Age	Position

Keith E. Alessi	54	Executive Chairman, President and Chief Executive Officer
Kevin A. Paprzycki	38	Chief Financial Officer
John V. O’Laughlin	57	Vice President, Coal Operations
Todd A. Myers	45	Vice President, Coal Sales
Morris W. Kegley	61	General Counsel and Assistant Secretary

Mr. Alessi was elected Chief Executive Officer and President effective as of January 27, 2009. In addition, Mr. Alessi currently serves as a director and Chairman of the Board. From May to August 2007, Mr. Alessi served as the Company’s interim Chief Executive Officer and President and served as its Chief Executive Officer and President from August 2007 to April 2008. Mr. Alessi was also Chief Executive Officer of Lifestyle Improvement Centers, LLC from April 2003 to May 2006. Since 2002, Mr. Alessi has been an adjunct lecturer at the Ross School of Business at the University of Michigan. Mr. Alessi currently serves on the board of directors of H&E Equipment Services, Inc., Town Sports International Holdings, Inc. and MWI Veterinary Supply, Inc.

Mr. Paprzycki joined Westmoreland as Controller and Principal Accounting Officer in June 2006 and was named Chief Financial Officer in April 2008. Prior to joining Westmoreland, he held positions at Applied Films Corporation as Corporate Controller from November 2005 to June 2006. From June 2004 to November 2005, Mr. Paprzycki was Chief Financial Officer at Evans and Sutherland Computer Corporation and Director of Finance from June 2001 to November 2004. Mr. Paprzycki became a certified public accountant in 1994, and a certified financial manager and a certified management accountant in 2004.

Mr. O’Laughlin joined Westmoreland in February 2001 as Vice President, Mining, and was named President and General Manager of Dakota Westmoreland Corporation in March 2001. He later became President and General Manager of Western Energy Company, President of Texas Westmoreland Coal Company and was promoted to Vice President of Coal Operations for Westmoreland Coal Company in May 2005. Prior to joining Westmoreland, Mr. O’Laughlin was with Morrison Knudsen Corporation’s mining group for twenty-eight years, most recently as Vice President of Mine Operations, which included responsibility for the contract mining services at the Absaloka Mine.

Mr. Myers rejoined Westmoreland in January 2000 as Vice President, Marketing and Business Development and in 2002 became Vice President, Sales and Marketing, now called Vice President, Coal Sales. He originally joined Westmoreland in 1989 as a Market Analyst and was promoted in 1991 to Manager of the Contract Administration Department. He left Westmoreland in 1994. Between 1994 and 2000, Mr. Myers was Senior Consultant and Manager of the environmental consulting group of a nationally recognized energy consulting firm, specializing in coal markets, independent power development, and environmental regulation.

Mr. Kegley joined Westmoreland in October 2005 as Assistant General Counsel and was named General Counsel in August 2007. Prior to joining Westmoreland, he held legal positions with Peabody Energy Company from February 2004 to October 2005, AngloGold North America from June 2001 to February 2004, Kennecott Energy Company from August 1998 to June 2001, and Amax Coal Company and Cyprus Amax Minerals Company from February 1981 to July 1998. He is a member of the bar of Indiana, Illinois, Wyoming, and Colorado.

COMPENSATION DISCUSSION AND ANALYSIS

Business Context

We are a U.S. energy company that produces approximately 30 million tons of coal and generates 1.6 million megawatt hours of electric power annually. We also broker coal for others. Between 1992 and 2001, we transitioned from primarily underground coal production, most of which was in the Eastern United States, to current production from surface mines in Montana, North Dakota, and Texas. Working in combination with others, we also diversified into the production of independent power. Our only power production facility today is in North Carolina. We employ approximately 1,125 people in six states and are ranked as the tenth largest coal producer in the country based on estimates of coal mined in 2008.

We have high levels of debt. In addition, our post-retirement medical and pension obligations require a significant outlay of cash on an annual basis. As a result, we have been cash constrained.

Successful execution of our strategic plan has been predicated on attracting and retaining a talented and highly motivated executive team with a deep technical and operational knowledge of the energy markets. The skill sets, educational requirements, experience and personal qualities of our executives are in demand by many of our competitors. At the same time, we have had to address the financial constraints imposed on us in transforming the Company from a mature, but struggling enterprise to a more financially stable one. Our executive compensation program has been designed to support our long-term strategic objectives, as well as address the realities of the competitive market for talent.

Compensation Principles and Objectives

Our executive compensation program has been designed to provide a total compensation package that allows us to attract, retain and motivate executives with the business and technical knowledge necessary to capably manage our business.

Our executive compensation program is guided by several key principles:

•	Design a program that is simple, understandable, and effective in providing incentive while aligned with long-term stockholder interests;

•	Target compensation levels that are at least at the median of our industry, and the markets in which we compete for executive talent;

•	Structure executive compensation to reflect our business situation;

•	Link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk,” by relying on annual and long-term incentive compensation programs;

•	Use equity awards to align executive compensation with stockholder interests; and

•	Provide a total compensation program that emphasizes direct compensation over indirect compensation such as perquisites and other benefits.

Establishing the Executive Compensation Program

Our executive compensation program takes into consideration our business situation, the marketplace for similar positions, our past practices, and the experience and talents that each individual executive brings to the Company. Our Compensation and Benefits Committee consists of three independent directors who administer our executive compensation program. The Compensation and Benefits Committee establishes our overall compensation strategy to ensure that our executives are rewarded appropriately and that executive compensation supports our business strategy and objectives.

Setting Compensation Targets

In making executive compensation decisions, we are guided by the compensation principles described above. However, fulfillment of these objectives has been limited by our cash constraints and the relatively small pool of shares available for stock options and grants prior to approval of the 2007 Equity Incentive Plan for Employees and Non-employee Directors, known as the 2007 plan. Going forward, we also expect to consider historical compensation levels, competitive pay practices noted in the broad-based survey data of other applicable companies, and the relative compensation levels of our named executive officers. We may also consider industry conditions, industry life cycle, corporate performance as compared to internal goals and the overall effectiveness of the compensation program in achieving desired results.

Our program offers our named executive officers the opportunity to be compensated above or below target, depending upon various measures of performance. As a result, the compensation program is designed to result in compensation to our executives that can be significantly above target in times of relatively superior performance and significantly below target in times of relatively poor performance.

As targeted total compensation levels are determined, the Compensation and Benefits Committee also determines the portion of total compensation that will be contingent, performance-based pay. Performance-based pay generally includes cash bonuses under the annual incentive plan primarily for achievement of specified performance objectives, and stock-based or similar incentive compensation whose value is dependent upon long-term appreciation in our stock price.

Going forward, the Compensation and Benefits Committee expects to evaluate the effectiveness of our compensation program in obtaining desired results by comparing our practices against industry best standards and comparing our retention rate of key executives to that of similarly situated companies.

The Compensation-Setting Process

The compensation-setting process is described in more detail above under “Corporate Governance — Executive and Director Compensation Processes.”

Peer Comparisons

In 2007, the Compensation and Benefits Committee worked with Mr. Alessi to evaluate our internal compensation structure and did not use a comparative peer group. In 2008, management, working with the committee, participated in and purchased the results of an executive compensation and benefits survey specific to the mining industry as well as a survey of companies of comparative revenue and employee base. The committee did not use a comparative peer group. During 2009, it is the committee’s intent to use the executive compensation and benefits survey and to review proxy data of a meaningful peer group for comparative analyses so that they may benchmark our executives’ compensation against peers from companies of similar industry, employee base and revenue. Given the changing nature of our business and industry, the companies included in the peer group may vary from year to year. Our historic benchmarking peer group has consisted of other mining and energy companies, with a focus on size based on revenues. The committee believes revenue is an appropriate reference point for determining the composition of the peer group because it provides a reasonable basis for comparing like positions and scope of responsibility.

Components of the Executive Compensation Program

All of our named executive officers are compensated under an executive compensation program which consists of three elements:

•	Base salary;

•	Annual incentive compensation; and

•	Long-term incentive compensation.

Base Salary

Base salary is designed to compensate our named executive officers at a fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, the Compensation and Benefits Committee considers each executive’s role and responsibility, unique skills, future potential with the Company, salary levels for similar positions in our target market, and internal pay equity. Our compensation philosophy is to target base salaries at market levels, based on the executive compensation and benefits surveys obtained by the Company, for each named executive officer.

In general, base salary is intended to represent approximately 30% of the overall compensation package, assuming that we are achieving targeted performance levels for our incentive programs.

After 18 months with no internal equity or merit adjustments to base salaries for executives due to cash constraints, salaries for our named executive officers, except for Mr. Alessi and Mr. Kegley, were adjusted by 5% effective January 1, 2008. Mr. Alessi’s compensation is determined at the discretion of the Board. His initial salary was adjusted from $40,000 per month during his interim appointment as President and CEO, to $50,000 per month upon his being named President and CEO in August 2007. In May 2008, his salary was adjusted from $50,000 per month to $25,000 per month as he relinquished the role of President and CEO and assumed the role of Executive Chairman. It was increased back to $50,000 per month in January 2009 when he resumed the role of President and CEO. Mr. Lobb began his employment in April 2008 as the CEO at a base salary of $41,667 per month. Mr. Lobb also received an additional cash award of $200,000 at the end of 2008 as an employment incentive and as specified under his offer of employment. Mr. Kegley received a 2.75% salary increase in January 2008 following a salary increase in August 2007 at the time he was named General Counsel. Mr. Paprzycki’s salary was increased to $200,000 in April 2008 at the time he was named CFO to reflect the importance of his duties and to bring his salary to a comparable level with other named executive officers.

In April 2009, base salaries for the named executive officers, except for Mr. Alessi and Mr. O’Laughlin, were adjusted by 3.5%. Mr. Alessi’s salary was adjusted as described above. Mr. O’Laughlin received a 5.8% adjustment based on survey data of similar positions for companies of similar revenue and employee base.

Annual Incentive Compensation

The annual incentive plan is intended to provide incentive, at-risk compensation at the median level for targeted performance levels.

The Compensation and Benefits Committee provides our executives, including our named executive officers, with the opportunity to earn an annual cash incentive award each year. Our annual incentive plan is designed to reward the achievement of specific, pre-established financial and operational objectives. In 2008, it also included a personal performance component designed to reward individual effort and performance. The annual incentive for Mr. Alessi is described separately below.

In 2008, we established performance objectives for our named executive officers. Target levels for those with direct operational responsibility, including Mr. O’Laughlin, were based on the safety of our operations (30% weight), our financial performance (40% weight) and a personal performance component (30% weight). For those with no direct operational responsibly, the primary performance objective was our financial performance (55%) and a personal performance component (45%). The formula used to calculate the payout under each annual incentive award is: (i) the performance in each of the areas as determined by operational responsibility — safety, financial and personal performance — multiplied by (ii) the weight assigned to each area, which in turn is multiplied by the (iii) the executive’s tier level, which is a percentage of the executive’s base salary, and is then multiplied by (iv) the executive’s base salary. The sum of the payout of each component represents the total annual incentive payout.

Better than industry average safety performance is required for a payout under the safety component. The safety objective compares the lost-time incident (“LTI”) rate of our mine operations to nation-wide surface mine industry averages as reported by the Mine Safety and Health Administration.

In 2008, our financial performance component was based on achievement of pretax income, as compared to the pretax income set forth in the business unit’s budget for that period approved by the Board. For an executive to receive his targeted bonus for 2008, the executive’s business unit was required to achieve a 7.5% increase in pretax income, as compared to the pretax income set forth in the business unit’s budget for 2008.

Award opportunities include a personal performance component to recognize the relative contributions of each named executive officer to the accomplishment of strategic objectives, outstanding performance, special efforts, and similar factors. The personal performance component is based upon the accomplishments of each participant.

The Compensation and Benefits Committee participated in the review and award of 2008 annual incentive awards for our named executive officers and senior-level executives and managers. In 2008, the bonus targets for our named executive officers, other than Mr. Alessi and Mr. Lobb, were set according to the executive’s tier level. The targets ranged from 40% to 45% of base salary. Maximum payouts are capped at two times the targeted percent of salary. In general, we pay incentive bonuses in the year following the annual performance period. Annual incentive amounts earned in 2008 were paid in the first quarter of 2009. Actual awards are shown by individual in the 2008 Summary Compensation table below.

Annual bonus amounts shown in the 2008 Summary Compensation table (except for the amount shown for Mr. Lobb which reflects an employment incentive) are based on performance against the above objectives. Bonuses for the named executive officers other than Mr. Alessi and Mr. O’Laughlin were based on financial performance (55%) and personal performance (45%). Mr. O’Laughlin’s bonus was based on the safety of our operations (30%), financial performance (40%), and personal performance (30%). For 2008, the financial component of the bonus was based on an increase in budgeted pretax income. If the increase was 7.5% greater than the budgeted amounts, our executives would have received the targeted levels of the financial component of the bonus. The business units relevant to the named executive officers failed to meet their minimum financial performance targets, so no executive received any bonus in respect of financial performance for 2008. Our safety performance was better than the industry average (1.34 LTI compared to the national average of 1.41) which resulted in a 60% payout of that component of the bonus for 2008 to Mr. O’Laughlin. The personal component of the bonus was based on individual contributions to the accomplishment of strategic objectives, outstanding performance, special efforts, and similar factors. For 2008, the personal component of the bonus was based on subjective judgment as to the individual’s contribution to the Company and took into consideration the accomplishment of individual goals. A minimum of two goals were set by each named executive and the goals were approved by the CEO.

In 2008, Mr. Alessi participated in the annual incentive plan, with a guaranteed minimum bonus in an amount equal to 120% of the amount paid to him in salary for the period from January 1, 2008 through April 28, 2008, and paid in the first quarter of 2009 at the same time as bonuses were paid under the annual incentive plan to our other senior executives. Mr. Alessi’s bonus was based upon his successful execution of several priorities, given by the Board, which included the reduction of corporate overhead, improvement of financial reporting processes, consolidation of functions at our mining operations and the completion of two debt refinancing transactions that strengthened our core business. In 2009, Mr. Alessi is eligible to receive up to 70% of his annual salary to be determined by the Board or the Compensation and Benefits Committee in its discretion.

Long-Term Incentive Compensation

General.  One component of our executive compensation program is the use of long-term incentives. The Compensation and Benefits Committee believes that long-term incentive compensation may help attract and retain executive talent and provide executives with incentives to maximize the value of our shareholders’ investments in us. Long-term incentive awards for executives are based on a tier structure which targets a percentage of salary, adjusted for market conditions. The annualized value of the long-term incentive awards for our named executive officers is generally intended to be the largest component of our total compensation package. However, as a result of cash constraints and the limited number of stock options, stock grants and stock appreciation rights, or SARs, available to us, award values have frequently been set below the 50th percentile of market and have delivered even less value over most performance periods.

Historical Long-Term Equity Compensation Practices.  In 2000, the Board adopted a Performance Unit Plan, or the 2000 PUP, as part of our long-term incentive program because an insufficient number of shares were available for issuance under stockholder-approved equity plans to support our program. The 2000 PUP offered the opportunity for cash or stock to be earned based on the absolute or relative performance of our stock over three year periods. Awards under the 2000 PUP were granted in the years 2000-2002 and 2004-2006. Those units granted in 2002, 2004 and 2005 that vested in 2005, 2007 and 2008 resulted in no value and no payments because we did not achieve the aggressive performance targets established in 2002, 2004 and 2005. Performance units granted in 2006 will be valued at the end of the performance period occurring at the end of June 2009. Based on our stock performance as of December 31, 2008, the performance units granted in 2006 were not “in-the money,” meaning if settled at that time, they would result in no payments.

In 2005 and 2006, long-term incentive awards consisted of SARs, which were intended to approximate 60% of the total value of the long-term incentive award, and performance units, which represented the remaining 40% of intended award value. These award vehicles were selected by the Compensation and Benefits Committee due to their performance orientation and to conserve shares available under approved equity plans. Although awards generally vest over three years, on December 30, 2005, we accelerated the vesting of all unvested SARs previously awarded to executive officers and other employees primarily to reduce the compensation expense that would have been recorded in future periods following our adoption of Financial Accounting Standards Board Statement No. 123, “Share Based Payment (revised 2004),” or FAS 123R, effective January 1, 2006.

In 2008, the Compensation and Benefits Committee simplified our long term incentive program by issuing stock options and eliminated the use of both SARs and performance units, which were historically ineffective. The issuance of stock options is easier to administer and more readily understood by senior management, thus increasing the incentive value of the awards. Equivalent jobs receive equivalent grants, regardless of salary. The strike price of the options is set as the fair market value (the closing price) of our common stock on the date of the grant.

Timing of Grants Disclosure and Rationale.  Except for certain initial awards granted as of the date of hire for new executives, the timing of long-term incentive compensation awards is typically July 1st and intended to allow for the continuity of awards from year to year. The Compensation and Benefits Committee approves the award types, amounts and award terms and conditions for each award to our named executive officers. It delegates administration of the plan to our Human Resources and Investor Relations Departments. To achieve continuity, the awards, and specifically the actual number of shares to be awarded to each named executive officer, are approved at a meeting of the Compensation and Benefits Committee held generally in June each year. The grant date, or effective date, of each award is set by the Compensation and Benefits Committee at July 1st in each year. We do not engage in the practice of timing grants with the release of non-public information.

Equity Incentive Plan.  Stock option awards were granted in 2008 under the 2007 plan to a senior management group based on a tier structure that reflected scope and responsibility of positions. The awards ranged from 1,000 to 60,000 stock options. We issued 60,000 stock options to Mr. Alessi who served at the time as Executive Chairman, 25,000 to Mr. Lobb as our President and CEO, 15,000 to Mr. O’Laughlin, who has executive management responsibility for multiple coal mining operations, and 7,000 stock options to each of the remaining named executives. Awards generally vest over a period of three years, with one-third becoming exercisable on each anniversary of the grant date as long as the individual is still employed by us on the date of vesting. The Compensation and Benefits Committee selected a three-year vesting period to reinforce the link between the incentives and our long-term performance. Awards generally expire after ten years.

In addition to the award of stock options, we also issued 100,000 restricted shares of common stock as an employment incentive to Mr. Lobb when he joined us. All of the shares were unvested and were forfeited at the time of his resignation, as were his stock options.

Tax Deductibility Policy

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for certain compensation in excess of $1 million paid to our CEO, CFO and our other named executive officers. The Compensation and Benefits Committee reserves the right to use its judgment to authorize compensation payments that may exceed $1 million when it believes such payments are appropriate and in the best interests of the Company and our stockholders, after taking into consideration changing business conditions and the performance of its employees.

Benefits

Benefits for our named executive officers are established based upon an assessment of competitive market factors, a determination of what is needed to attract and retain high caliber executives, and our financial condition. Our primary benefits for executives include participation in the broad-based plans available to most of our other employees including defined benefit retirement plans, 401(k) plans, savings plans, health and dental plans and various insurance plans, including disability and life insurance.

Perquisites

Perquisites for our executives, including our named executive officers, are very limited. As our Executive Chairman and CEO, Mr. Alessi is the named designee on a corporate country club membership. Mr. Lobb was also a designee during his tenure as CEO. Mr. Alessi and Mr. Lobb paid for their own membership dues.

We provide reimbursement to named executive officers for 80% of the cost of an annual physical examination, up to $500 per year.

It is not our practice or policy to provide a company vehicle or a vehicle allowance to our executives. However, in the case of Mr. O’Laughlin, who has responsibility for the executive management of multiple coal mining operations that are reasonably reachable by vehicle, but located a significant driving distance apart, we provide for the use of a company-owned vehicle specifically for traveling between locations.

Employment Contracts

We do not have contracts of employment with our executives, except for the severance arrangements described below.

Post-Termination Compensation

Effective May 21, 2007 and as amended December 2008, we adopted a severance policy that applies to all active full-time employees. This policy is designed to provide our employees with financial protection against the loss of their employment as the result of circumstances beyond their control. Additional information regarding the severance policy, including a definition of key terms and an estimated quantification of benefits that would have been received by our named executive officers had termination occurred on December 31, 2008, is found under the heading “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Richard M. Klingaman, Chairman
Thomas J. Coffey
Michael R. D’Appolonia

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation paid to each individual who served as our principal executive officer or principal financial officer in 2008 and our three most highly compensated executive officers (other than our principal executive and financial officers) who were serving as executive officers at December 31, 2008. We refer to these seven individuals collectively as our named executive officers. The determination of our most highly compensated executive officers is based on total compensation for 2008 as calculated in the “Summary Compensation” table (excluding the change in the actuarial value of pension and defined benefit plan benefits and above-market or preferential earnings on deferred compensation) shown below.

						Change in
						Pension
						Value and
						Nonqualified
						Deferred
				Stock	Option	Compensation	All Other
Name and Principal		Salary	Bonus	Awards(1)	Awards(1)	Earnings(2)	Compensation(3)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)

Keith E. Alessi	2008	403,846	242,308	—	231,261	3,775	12,222	893,412
Executive Chairman, CEO and President	2007	351,692	422,031	—	301,073	—	21,157	1,095,953
Kevin A. Paprzycki	2008	189,450	34,101	—	28,302	8,741	7,088	267,682
CFO
John V. O’Laughlin	2008	211,374	45,657	—	77,583	52,408	6,971	393,993
Vice President, Coal Operations	2007	200,665	89,336	—	47,993	32,235	9,758	367,064
	2006	192,860	81,657	—	29,756	30,096	8,445	342,814
Todd A. Myers	2008	218,568	78,685		52,106	29,014	7,582	385,955
Vice President, Coal Sales	2007	208,542	37,538	—	38,297	14,552	8,066	306,995
Morris W. Kegley	2008	200,156	36,028	—	23,019	30,301	7,411	296,915
General Counsel	2007	175,154	39,410	—	9,211	21,494	9,421	254,690
Delbert L. Lobb(4)	2008	326,923	200,000	351,111	49,316	—	59,657	987,007
Former President and CEO
David J. Blair(5)	2008	72,982	—	—	(26,178)	—	333,630	380,434
Former CFO	2007	256,250	51,891	—	39,267	21,278	9,434	378,120
	2006	253,004	110,551	—	19,742	17,115	7,508	407,920

(1)	The amounts in this column reflect the amount expensed by us in each year indicated for financial reporting purposes pursuant to FAS 123R. The assumptions used in calculating these amounts are discussed in note 13 to our financial statements for the year ended December 31, 2008, which accompany this proxy statement. Unlike the amount reflected in our financial statements, these amounts do not reflect any estimate of forfeitures related to service-based vesting. Instead, these amounts, except for Mr. Blair, assume that each executive will perform the requisite service to vest in his award.

(2)	2008 figures include “above-market” interest on deferred compensation for Messrs. O’Laughlin and Myers of $145 and $286. Also includes change in pension value for Messrs. Alessi, Paprzycki, O’Laughlin, Myers, and Kegley of $3,775, $8,741, $52,263, $28,728, and $30,301, respectively. Pension economic assumptions utilized for our SFAS 87 financial reporting for fiscal years ended in 2005, 2006, 2007 and 2008 were used for calculations at the end of those years respectively. A discount rate of 5.7% was used for 2005, 5.95% for 2006, 6.3% for 2007, and 6.1% for 2008.

(3)	“All Other Compensation” for 2008 includes reimbursements and payments, as applicable, for our contributions to the 401(k) Plan, and life insurance premiums. We contributed $6,900, $5,684, $5,998, $6,557, $6,005, $3,227 and $2,158 in matching contributions to the 401(k) Plan on behalf of Messrs. Alessi, Paprzycki, O’Laughlin, Myers, Kegley, Lobb and Blair, respectively. We paid life insurance premiums of $1,872, $1,404, $973, $1,025, $1,407, $1,248 and $472 for Messrs. Alessi, Paprzycki, O’Laughlin, Myers, Kegley, Lobb and Blair, respectively. For Messrs. Alessi and Lobb, the amount shown also includes $3,450 of a special contribution to the 401(k) Plan. For Mr. Lobb, the amount includes $51,732 for relocation and temporary living expenses. For Mr. Blair, the amount shown includes severance benefits and vacation pay of $331,000.

(4)	Mr. Lobb resigned as President and CEO effective January 27, 2009. He was paid a bonus of $200,000 at the end of 2008 under the terms of his offer of employment. Mr. Lobb forfeited all of his stock and option awards at the time of his resignation. He was not vested in the pension plan.

(5)	Mr. Blair served as CFO through March 31, 2008. He was not vested in the pension plan.

2008 GRANTS OF PLAN-BASED AWARDS

			All Other		All Other
			Stock		Option
			Awards:		Awards:		Grant Date
			Number of		Number of	Exercise or	Fair Value
			Shares of		Securities	Base Price	of Stock
			Stock or		Underlying	of Option	and Options
	Grant	Approval	Units		Options (1)	Awards	Awards(2)
Name	Date	Date	(#)		(#)	($/Sh)	($)

Keith E. Alessi	7/1/08	6/25/08	—		60,000	21.40	118,359
Kevin A. Paprzycki	7/1/08	6/25/08	—		7,000	21.40	13,808
John V. O’Laughlin	7/1/08	6/25/08	—		15,000	21.40	29,590
Todd A. Myers	7/1/08	6/25/08	—		7,000	21.40	13,808
Morris W. Kegley	7/1/08	6/25/08	—		7,000	21.40	13,808
Delbert L. Lobb(3)	7/1/08	6/25/08	—		25,000	21.40	49,316
	4/28/08	4/21/08	100,000	(4)	—	—	351,111

(1)	Options vest annually in one-third increments.

(2)	Represents a grant date fair value of $11.84 per option for all named executives and $15.80 per share of restricted stock granted to Mr. Lobb.

(3)	Mr. Lobb forfeited all awards made in 2008 upon his resignation.

(4)	Restricted stock vests annually in one-third increments.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding restricted stock, options and SARs as of December 31, 2008 for our named executive officers. Included in the table are initial grants of incentive options, restricted stock or SARs made in connection with the hiring of Messrs. Alessi, Lobb, Paprzycki and O’Laughlin in 2007, 2008, 2006 and 2001 respectively, and annual long-term incentive awards. Approval of Mr. Lobb’s option award was made on April 21, 2008 for the award effective April 28, 2008.

	Option Awards						Stock Awards
									Market
									Value of
									Shares or
	Number of		Number of				Number of		Units of
	Securities		Securities				Shares or		Stock That
	Underlying		Underlying				Units of		Have Not
	Unexercised		Unexercised		Option		Stock That		Vested
	Options		Options		Exercise	Option	Have Not		As of
	(#)		(#)		Price	Expiration	Vested		12/31/08
Name	Exercisable		Unexercisable		($)	Date	(#)		($)

Keith E. Alessi	—		60,000	(1)	21.40	6/30/18	—		—
	30,556	(2)	—		23.93	5/01/17	—		—
Kevin A. Paprzycki	—		7,000	(1)	21.40	6/30/18	—		—
	1,266	(3)	634	(3)	24.41	6/30/16	—		—
	1,666	(4)	834	(4)	29.48	6/4/16	—		—
John V. O’Laughlin	20,000	(5)	—		12.04	3/04/11	—		—
	4,700	(6)	—		12.86	6/23/12	—		—
	3,650	(7)	—		17.80	12/30/13	—		—
	3,650	(8)	—		18.08	6/29/13	—		—
	491	(9)	—		18.09	5/28/11	—		—
	1,809	(9)	—		18.19	5/28/11	—		—
	9,800	(10)	—		19.37	6/30/14	—		—
	14,600	(11)	—		20.98	6/30/15	—		—
			15,000	(1)	21.40	6/30/18	—		—
	6,600	(3)	3,300	(3)	24.41	6/30/16	—		—
Todd A. Myers	6,700	(6)	—		12.86	6/23/12	—		—
	6,700	(7)	—		17.80	12/30/13	—		—
	6,700	(8)	—		18.08	6/29/13	—		—
	683	(9)	—		18.09	5/28/11	—		—
	2,517	(9)	—		18.19	5/28/11	—		—
	12,300	(10)	—		19.37	6/30/14	—		—
	16,200	(11)	—		20.98	6/30/15	—		—
			7,000	(1)	21.40	6/30/18	—		—
	5,266	(3)	2,634	(3)	24.41	6/30/16	—		—
Morris W. Kegley			7,000	(1)	21.40	6/30/18	—		—
	1,266	(3)	634	(3)	24.41	6/30/16	—		—
Delbert L. Lobb	—		—		—	—	100,000	(12)	1,110,000
	—		25,000	(1)	21.40	6/30/18	—		—

(1)	Vests in three annual increments beginning 7/1/09.

(2)	Mr. Alessi voluntarily forfeited 66,667 unvested options out of 100,000 options granted in 2007. The remaining 30,556 options vested between June 2007 and April 2008.

(3)	SARs vest in three equal annual installments, with the first increment vesting on 7/1/07.

(4)	SARs vest in three annual increments with the first increment vesting on 6/5/07.

(5)	Vested in two annual increments beginning 3/5/02.

(6)	Vested in two annual increments beginning 6/24/03.

(7)	Vested in three annual increments beginning 12/31/04.

(8)	Vested in three annual increments beginning 6/30/04.

(9)	Vested in two annual increments beginning 5/29/02.

(10)	SARs; one third vested on 7/1/05 and the balance vested 12/30/05.

(11)	SARs vested 12/30/05.

(12)	Mr. Lobb forfeited all outstanding equity awards at the time of his resignation.

Option Exercises and Stock Vested

There were no option or SAR exercises or vesting of stock awards during 2008 for our named executive officers.

2008 Pension Benefits

			Present Value
			of Accumulated
			Benefit as of
		Number of Years	December 31,	Payments During Last
		Credited Service	2008(2)	Fiscal Year
Name(1)	Plan Name	(#)	($)	($)

Keith E. Alessi	Westmoreland	.58	3,775	—
	Retirement Plan (WCC)
Kevin A. Paprzycki	Westmoreland	2.58	17,642	—
	Retirement Plan (WCC)
John V. O’Laughlin	Westmoreland	8.0	205,861	—
	Retirement Plan (BSS)
Todd A. Myers	Westmoreland	9.08	109,330	—
	Retirement Plan (WCC)
Morris W. Kegley	Westmoreland	3.25	72,993	—
	Retirement Plan (WCC)

(1)	Mr. Lobb and Mr. Blair are not included in the table. Neither were vested in the pension plan at the time they ceased employment.

(2)	Pension economic assumptions are consistent with our SFAS 87 financial reporting for fiscal year 2008. Demographic assumptions are also consistent with our pension financial reporting, with the exception that per SEC guidance, pre-retirement decrements are not used. A discount rate of 6.1% was used for 2008.

Each of the named executive officers, except Mr. Alessi, participates in the same defined benefit pension plans offered to other non-union employees. All employees whose terms and conditions of employment are not subject to collective bargaining and who work 1,000 or more hours per year are eligible for participation in the pension plans. Eligible employees become fully vested after five years of service, or, in any event, upon attaining age 65. The pension plan was adopted effective December 1, 1997 and provides for the payment of annual retirement benefits to eligible employees and also provides for disability benefits and for reduced benefits upon retirement prior to the normal retirement age of 65. The pension plan provides the following benefits:

•	1.2% of average earnings plus 0.5% of average earnings in excess of covered compensation times years of service up to 30 years. Covered compensation is a 35 year average of Social Security wage bases at Social Security retirement age;

•	Normal retirement age is 65. Early retirement benefits are available at age 55 with 10 years of service. Benefits are reduced actuarially for early commencement before age 65. Participants with 20 or more years of service may retire at age 62, instead of 65, with no reduction in benefits. None of the named executives covered under this plan are eligible to retire as of December 31, 2008; and

•	The executive may choose optional forms of benefit, all reduced to be actuarially equivalent to the single life annuity benefit. The optional forms available are 50%, 66 2/3% and 100% joint and survivor options, a 10-year certain and life option, and a single life annuity.

Mr. O’Laughlin is also covered under plan provisions for two subsidiaries where he has worked. Aspects of each subsidiary’s plan provisions may be less attractive, and other aspects of a subsidiary’s plan provisions may be more attractive, than the plan provisions applicable to us. Based on Mr. O’Laughlin’s service and salary, the Beulah and Savage Salaried Employee’s (“BSS”) benefits are the most valuable as of December 31, 2008. Because the BSS benefit is currently the most valuable, we have shown benefits for Mr. O’Laughlin based on this formula. The provisions of this plan are as follows:

•	1.2% of average earnings plus 0.4% of average earnings in excess of the integration level, times pension service with a maximum of 35 years. The integration level is equal to 35% of the Social Security taxable wage base in effect for the plan year of termination;

•	Normal retirement age is 65. Early retirement benefits are available at age 55 with 5 years of service. Benefits are reduced 3% per year for early commencement before age 62. Participants with 30 or more years of vesting service who terminate and retire on or after attaining age 60 are eligible for an immediate pension without reduction for early commencement; and

•	The executive may choose optional forms of benefit, all reduced to be actuarially equivalent to the single life annuity benefit. The optional forms available are 50%, 66 2/3%, 75% and 100% joint and survivor options, a 10-year certain and life option, and a single life annuity.

Mr. Alessi, and those who are hired on or after July 1, 2006 and who are not subject to collective bargaining and who work 1,000 or more hours per year, are covered under a new benefit plan. As eligible employees become fully vested after five years of service, Mr. Alessi is not currently eligible for participation.

2008 Pension Benefits Upon Retirement/Termination Disability or Death

Mr. O’Laughlin and Mr. Myers are each vested in the pension plan and are entitled to an annual lifetime benefit payable upon retirement, voluntary or involuntary termination, disability or death (paid for the life of the spouse). Benefits shown for Mr. O’Laughlin and Mr. Myers assume that the event entitling them to benefits occurred on December 31, 2008. The benefits for Mr. Myers are first payable on March 1, 2029. The benefits for Mr. O’Laughlin are first payable on January 1, 2009.

					Time or Period of
Name	Type of Termination	Plan	Benefit Amount	Form of Payment	Payment

John V. O’Laughlin	Retirement/Termination	Pension Plan	$1,677	Monthly Annuity	Life
	Disability	Pension Plan	$1,677	Monthly Annuity	Life
	Death	Pension Plan	$771	Monthly Annuity	Life of Spouse
Todd A. Myers	Retirement/Termination	Pension Plan	$2,191	Monthly Annuity	Life
	Disability	Pension Plan	$2,191	Monthly Annuity	Life
	Death	Pension Plan	$1,757	Monthly Annuity	Life of Spouse

Retiree Medical Benefits

Each of Messrs. Paprzycki, O’Laughlin, Myers and Kegley are covered under our broad-based retiree medical plan that provides for continued medical coverage upon retirement at age 62 and with twenty years of service, or age 65 with five years of service for those hired prior to June 1, 2003 or 10 years of service for those hired on or after June 1, 2003. This plan is closed to individuals hired after July 1, 2006. The Company adopted an alternative, less costly retiree medical plan for new employees hired after July 1, 2006. Mr. Alessi is covered under this plan but is not yet vested.

2008 Nonqualified Deferred Compensation

	Executive	Registrant		Aggregate
	Contributions	Contributions in Last	Aggregate Earnings	Withdrawals/		Aggregate Balance at
	in Last Fiscal Year	Fiscal Year	in Last Fiscal Year(1)	Distributions		Last Fiscal Year-End
Name	($)	($)	($)	($)		($)

John V. O’Laughlin(2)	0	0	291	19,316	(3)	0
Todd A. Myers(2)	0	0	572	27,787	(4)	0

(1)	Aggregate Earnings represents interest earned on all deferred compensation during 2008. The portion included in this total that is considered at an “above-market” rate is also reported in the 2008 Summary Compensation table above.

(2)	We deferred payments related to the 2001 award of performance units which vested in 2004.

(3)	Includes interest of $4,878.

(4)	Includes interest of $7,018.

Under the 2000 PUP, the Compensation and Benefits Committee has the discretion and authority to defer payment of vested performance units in a lump sum or in installments over any period of time not to exceed ten years. Participants in the 2000 PUP may not voluntarily defer any payments under this plan. In 2004, the Compensation and Benefits Committee elected to defer payment of a portion of the payments earned from awards made in 2001. Awards earned by Mr. O’Laughlin and Mr. Myers were deferred and interest paid at the rate of prime plus 1%. Final payment of all deferred amounts, plus interest, was made in March 2008.

Potential Payments Upon Termination or Change-in-Control

Our named executive officers are not entitled to any additional payments or benefits relating to termination of employment other than the retirement benefits previously described in the preceding compensation tables and participation in a severance policy that is generally available to all our employees. Our executives are “at-will” employees. They do not have employment contracts or any benefits triggered by a change in control.

During 2008, Messrs. Paprzycki, O’Laughlin, Myers and Kegley were covered by our employee severance policy. Mr. Alessi is not covered under any severance policy. The severance policy, effective May 21, 2007, as amended December 31, 2008, covers virtually all our employees, although the amount of the severance benefit depends upon which of the six employee categories an employee is in. The highest category, which includes senior officers, provides for severance compensation equal to 12 months of monthly base pay, 12 months of outplacement assistance and 12 months of health benefit continuation. Severance benefits are payable under the policy only in the following circumstances: involuntary termination that is not for cause, termination due to sale of a facility, division or business segment, or relocation of more than 50 miles that the employee declines.

Mr. Blair began receiving severance benefits under the revised policy in 2008. These benefits are estimated to total $331,000.

If an involuntary termination not for cause, or a termination due to sale of a facility, division or business segment, or relocation of more than 50 miles that the employee declines, had occurred on December 31, 2008, then Messrs. Paprzycki, O’Laughlin, Myers and Kegley would have received, upon execution of a release and settlement agreement, severance payments of $200,000, $207,946, $218,970 and $200,362, respectively, in equal installments on the normal payroll schedule and net of required withholdings. We estimate that the cost of providing 12 months of medical, vision and dental benefits to Messrs. Paprzycki, O’Laughlin, Myers and Kegley and the value of their unused vacation at December 31, 2008 to be $37,449, $38,549, 33,917 and $48,148, respectively.

If the employment of Messrs. Paprzycki, O’Laughlin, Myers and Kegley had been terminated on December 31, 2008, they would have retained all SARs that had then vested (for Mr. Paprzycki, 2,932, for Mr. O’Laughlin, 31,000, for Mr. Myers, 33,766 and for Mr. Kegley, 1,266) but would have forfeited all the SARs that had not yet vested unless the termination had occurred within one year following a change in control in which unvested SARs issued in 2006 (for Mr. Paprzycki, 1,468, for Mr. O’Laughlin, 3,300, for Mr. Myers, 2,634 and for Mr. Kegley, 634) would become fully vested, but would represent no additional value because the closing price of our common stock on December 31, 2008 was less than the base price of those SARs. For the purposes of this event, “termination” means involuntary dismissal or a material change in the employee’s level of total compensation or a material change in his or her level of responsibility which, in either such case, causes the employee to voluntarily terminate his or her employment.

In addition, if the employment of Messrs. Paprzycki, O’Laughlin, Myers and Kegley had been terminated on December 31, 2008, they would have retained all performance units that had then vested (for Mr. Paprzycki, 160 issued in 2006; for Mr. O’Laughlin, 850 issued in 2006; for Mr. Myers, 678 issued in 2006; and Mr. Kegley, 165 issued in 2006), but would have forfeited all the performance units that had not yet vested. However, the value of the vested performance units would not then have been determinable, so we would not have been required to make any payment in respect of these units at that time. If a change in control had occurred on December 31, 2008, and if our existence had ended, then vested performance units would have terminated without value. However, if our existence had continued following the change in control, then vested performance units would also have continued in existence, without acceleration of vesting, and would have been valued in the course of our business.

DIRECTOR COMPENSATION

2008 Director Compensation

	Fees Earned or	Stock	Option
	Paid in Cash	Awards(2)(3)(4)	Awards(5)		Total
Name(1)	($)	($)	($)		($)

Thomas J. Coffey	66,250	48,740	6,581	(6)	121,571
Michael R. D’Appolonia	19,207	13,071	—		32,278
Robert E. Killen	44,276	18,747	6,581	(7)	69,604
Richard M. Klingaman	50,300	48,740	17,588	(8)	116,628
William M. Stern	50,000	48,740	6,581	(9)	105,321

(1)	Mr. Alessi, our President and CEO, has served as a member of our Board since August 2007. Mr. Lobb, our former President and CEO, served as a member of our Board from May 2008 to January 2009. Employees, including Messrs. Alessi and Lobb, do not receive additional compensation for serving on the Board.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes in 2008 of stock awards granted to the directors in 2007 and 2008. The assumptions used in calculating these amounts are discussed in note 13 to our financial statements for the year ended December 31, 2008, which accompany this proxy statement. The grant date fair value of the awards granted in 2007 computed in accordance with FAS 123R was $19.29. See notes (3) and (4) for the grant date fair value of the awards granted in 2008 computed in accordance with FAS 123R.

(3)	1,756 shares of common stock were awarded to each non-employee director re-elected to the Board in May 2008. Sale of the shares is restricted until May 2009. The grant date fair value of these awards was $17.08.

(4)	Mr. D’Appolonia was awarded 2,916 shares of restricted stock upon his election to the Board in July 2008. The stock vests in two equal annual increments. The grant date fair value of these awards was $20.57.

(5)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes in 2008 of the SARs granted to the directors in 2006. The assumptions used in calculating these amounts are discussed in note 13 to our financial statements for the year ended December 31, 2008, which accompany this proxy statement. Unlike the amount reflected in our financial statements, these amounts do not reflect any estimate of forfeitures related to service-based vesting. Instead, these amounts assume that each director will perform the requisite service to vest in his award. The grant date fair value of these awards, computed in accordance with FAS 123R, was, for Mr. Klingaman, $14.13 per SAR, or $52,763, and for each of Messrs. Coffey, Killen and Stern, $14.94 per SAR, or $26,324. Each grant vests over a period of four years and expires ten years from the grant date.

(6)	Mr. Coffey had 15,000 stock options and 1,762 SARs outstanding at December 31, 2008.

(7)	Mr. Killen served on our Board until May 2008 and he had 7,500 stock options and 1,762 SARs outstanding at December 31, 2008.

(8)	Mr. Klingaman had no stock options and 3,733 SARs outstanding at December 31, 2008.

(9)	Mr. Stern had 10,000 stock options and 1,762 SARs outstanding at December 31, 2008.

We compensate the members of our Board who are not our employees, whom we refer to as our non-employee directors, by paying them an annual retainer and a fee for each meeting of the Board or committee that they attend and by granting equity in the form of stock options, SARs or restricted shares of common stock based on the 2000 Director Plan and the 2007 plan. These cash payments and equity grants are the sole compensation the non-employee directors receive from us.

Annual Retainer and Meeting Fees

In 2008, our non-employee directors, except for our Non-Executive Chairman and our Chairman of the Audit Committee, received an annual retainer of $30,000 paid in quarterly installments. Our Non-Executive Chairman received a retainer of $90,000 through his term of service which ended in May 2008. Our Chairman of the Audit Committee received an annual retainer of $41,000. All retainers are prorated in any quarterly period in which the individual is not a director and/or the Chairman for the entire quarterly period. Each non-employee director also received $1,000 per meeting attended of the Board and of each committee of which he was a member. Any director who participates in meetings by telephone, rather than in person, receives a reduced fee of $500 per meeting. There is no reduction in fee for meetings in which all directors participate telephonically. In addition, the Chairman of the Audit Committee received an additional $750 per meeting, the Chairman of the Compensation and Benefits Committee received an additional $650 per meeting and all other committee chairmen received an additional $500 per meeting attended and chaired.

Long-Term Compensation

We have historically delivered long-term compensation to directors in the form of option or stock awards. In December 2005, the Board approved the restated and amended 2000 Director Plan to allow the use of SARs as a form of award in order to conserve shares available for grant. In 2007, stockholders approved the 2007 plan. Under the 2007 plan, each non-employee director is entitled to receive, as an initial grant upon his or her first joining the Board, stock awards, options to purchase a number of shares of common stock, or SARs equal to $60,000 in value. Thereafter, each non-employee director is entitled to receive, upon his or her re-election to the Board, a grant of stock, options or SARs equal to $30,000 in value. In 2008, under the terms of the new plan, each non-employee director, except Mr. D’Appolonia, received a grant of 1,756 shares of common stock equal to $30,000 in value upon re-election to the Board. Mr. D’Appolonia received a grant of 2,916 shares of restricted stock upon his election to the Board. These stock grants are reported in the table above.

The value shown above under the column “Option Awards” reflects the value of the SARs granted in 2006 as determined under FAS 123R for 2008. Each grant vests over a period of four years and expires ten years from the grant date.

CERTAIN RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement, or relationship in which Westmoreland Coal Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement, or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board’s Audit Committee. Whenever practicable, the reporting, review, and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in our best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual consolidated gross revenues;

•	compensation to an executive officer if the compensation has been approved, or recommended to the Board for approval, by the Compensation and Benefits Committee of the Board or a group of independent directors performing a similar function; or

•	an arrangement that is specifically contemplated by provisions of our certificate of incorporation or bylaws, such as the exculpation, indemnification, and directors’ and officers’ insurance arrangements contemplated by the certificate of incorporation and bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation and Benefits Committee in the manner specified in its charter.

Transactions with Tontine

Note Purchase Agreement

On March 4, 2008, we completed the sale of $15 million of senior secured convertible notes, which we call our senior notes, to Tontine Partners, L.P. and Tontine Capital Partners, L.P., or the Tontine Purchasers. The sale was completed pursuant to a Senior Secured Convertible Note Purchase Agreement dated as of March 4, 2008 among us, the Tontine Purchasers, and Tontine Capital Associates, L.P., as collateral agent.

The senior notes bear interest at a rate of 9% per annum, payable in cash or in kind at our option, and are payable in full on March 4, 2013. The Tontine Purchasers may convert the senior notes into shares of our common stock, initially at a conversion price of $10.00 per share. The number of shares of common stock into which the senior notes may be converted would increase in the circumstances specified in the note purchase agreement, including (i) if we pay interest on the senior notes in kind and (ii) if we take the actions described in the note purchase agreement (including paying dividends or making distributions in shares of common stock or issue securities convertible into or exchangeable for shares of common stock at an exercise price less than the conversion price of the senior notes then in effect), but the senior notes may not be converted into more than 1,877,946 shares of common stock.

In approving the note purchase agreement and the transactions contemplated thereby, the Board considered, among many other things: (1) conditions in the capital markets; (2) our liquidity situation and need for additional capital; (3) the then-ongoing financial restatement and our inability to provide audited financial information to prospective lenders; (4) the going concern emphasis contained in the audit report on our most recent annual financial statements at the time; and (5) the terms of the documents proposed to be signed. The Board also considered our related persons transaction policy.

In the note purchase agreement, we agreed that, so long as the Tontine Purchasers and their affiliates, which we refer to collectively as Tontine, own 10% or more of the outstanding shares of common stock (including the shares issuable upon conversion of the senior notes on an as-converted basis):

•	Tontine shall have the right to designate two persons for election to the Board who are reasonably acceptable to the Board, and the Board will consist of not more than nine members (not more than seven members when no Series A Convertible Exchangeable Preferred Stock is outstanding); and

•	Subject to the limitations specified in the note purchase agreement, if we offer to sell common stock (or securities convertible into or exchangeable for shares of common stock), then Tontine shall have the right to subscribe for the offered securities on the same terms and conditions and at the same price as the other offerees.

The note purchase agreement contains affirmative and negative covenants and representations and warranties. The Tontine Purchasers may declare the senior notes immediately due and payable upon the occurrence of the events of default described in the note purchase agreement, and the senior notes are immediately due and payable without declaration upon the occurrence of other events of default specified in the note purchase agreement.

In connection with the note purchase agreement, we and our subsidiary, Westmoreland Resources, Inc., or WRI, entered into the following agreements with the Tontine Purchasers and the Collateral Agent:

•	Registration Rights Agreement dated as of March 4, 2008. Pursuant to the registration rights agreement, we agreed to register the shares of common stock owned by Tontine for sale pursuant to the Securities Act of 1933, as amended;

•	Guaranty dated as of March 4, 2008. Pursuant to the guaranty, WRI guaranteed our indebtedness under the senior notes and the note purchase agreement;

•	Security Agreement dated as of March 4, 2008. Pursuant to the security agreement, WRI granted the collateral agent, for the benefit of the Tontine Purchasers, a security interest in certain of WRI’s assets; and

•	Pledge Agreement dated as of March 4, 2008. Pursuant to the pledge agreement, we pledged our interest in the stock of WRI to the collateral agent, for the benefit of the Tontine Purchasers.

In connection with the note purchase agreement, we also amended our Amended and Restated Rights Agreement dated as of February 7, 2003, as amended by the First Amendment to Amended and Restated Rights Agreement dated May 2, 2007, to permit Tontine to acquire up to 34.5% of our outstanding common stock, subject to the limits described therein.

We reimbursed Tontine approximately $160,000 in 2008 for legal fees in connection with the note purchase agreement.

The Tontine Purchasers, together with their affiliates, own 1,543,600 shares of common stock, or approximately 16% of the common stock currently outstanding, in each case without giving effect to the common stock issuable upon conversion of the depositary shares or the senior notes. The ownership on an as-converted basis is described in more detail above under “Beneficial Ownership of Securities.”

AUDIT COMMITTEE REPORT

The Company’s Audit Committee (the “Audit Committee”) is composed of three directors and operates under a written charter first adopted by the Board on March 10, 2000 and amended most recently on March 11, 2009.

Management is responsible for the Company’s internal controls and financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to retain the independent registered public accounting firm, review and monitor the independence and performance of the Company’s independent registered public accounting firm, monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance and provide an avenue of communication among the independent registered public accounting firm, management and the Board.

In this context, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the Company’s significant accounting policies, systems of internal controls and the audited consolidated financial statements for the year ended December 31, 2008. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit related services to the Company is compatible with maintaining such auditor’s independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

Thomas J. Coffey, Chairman
Richard M. Klingaman
William M. Stern

AUDITORS

KPMG LLP (“KPMG”) served as our independent registered public accounting firm for the fiscal year ended December 31, 2008. We expect that a representative of that firm will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

Change in Independent Public Accounting Firm

In 2008, our Audit Committee solicited proposals from accounting firms, and following a rigorous evaluation process, made a decision to change accounting firms. On January 6, 2009, we notified KPMG that upon completion of the 2008 audit engagement and the filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2008, it would be dismissed as the Company’s independent registered public accounting firm. The decision to change accounting firms was approved by our Audit Committee. On March 13, 2009, KPMG completed its audit services for the Company for the fiscal year ended December 31, 2008.

During the years ended December 31, 2008 and 2007 and the subsequent period through the date of the filing the Form 8-K/A on March 23, 2009, the Company had no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement; or (2) reportable events, except as described below. Management of the Company has authorized KPMG to respond fully to the inquiries of the new independent registered public accounting firm regarding all matters.

KPMG’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

The audit report of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the year ended December 31, 2008 contained a separate paragraph that stated that “The consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a working capital deficit, and has a net capital deficiency that raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2008 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicated that the Company did not maintain effective internal control over financial reporting as of December 31, 2007 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contained an explanatory paragraph that stated that:

“Management identified and included in its assessment material weaknesses related to electronic spreadsheets that impact the Company’s financial reporting, census data used to calculate postretirement medical benefit obligations, and the accounting for one of the Company’s stock based compensation plans.”

The Company requested and obtained from KPMG a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the above statements. A copy of KPMG’s letter, dated March 16, 2009, is filed as Exhibit 16.1 to our Current Report on Form 8-K/A filed March 23, 2009.

Engagement of Ernst & Young LLP

On January 8, 2009, our Audit Committee approved the engagement of Ernst & Young LLP (“Ernst & Young”) as our new independent registered public accounting firm beginning with fiscal year 2009, and to perform procedures related to the financial statements to be included in our quarterly report on Form 10-Q, beginning with, and including, the quarter ending March 31, 2009. The Company has not consulted with Ernst & Young during its two most recent fiscal years ended December 31, 2007 and December 31, 2008, or during any subsequent period prior to its appointment as the Company’s auditor with respect to any of the matters or events listed in Regulations S-K 304(a)(2)(i) and (ii). We expect that a representative of Ernst & Young will be present at the Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.

Auditor’s Fees

The following table summarizes the fees of KPMG, our independent registered public accounting firm, for each of the last two fiscal years. For 2008, audit fees include an estimate of amounts not yet billed.

Fee Category	2008	2007

Audit Fees(1)	$1,136,000	$1,947,320
Audit Related Fees(2)	$—	$72,502
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$1,136,000	$2,019,822

(1)	Audit fees consist of fees for the audit of our financial statements, including fees related to the audit of our restated financial statements, the audit of our internal controls over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit plan audits in 2007 and review of certain SEC filings in 2007.

Pre-Approval Policy and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s registered public accounting firm. This policy generally provides that the Company will not engage its registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the Chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its registered public accounting firm. Any approval of services by the Chairman of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

All fees paid to KPMG in 2007 and 2008 were pre-approved by the Audit Committee.

PROPOSALS OF STOCKHOLDERS FOR 2010 ANNUAL MEETING

Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company’s proxy statement and proxy card for the Company’s 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, 2 North Cascade Avenue, 2nd Floor, Colorado Springs, Colorado 80903, no later than December 17, 2009. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act.

If a stockholder of the Company wishes to present a proposal before the 2010 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such stockholder must give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice no earlier than January 15, 2010 and no later than February 14, 2010, and the stockholder must comply with the provisions of the Company’s bylaws.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the SEC. If a stockholder fails to provide timely notice of a proposal to be presented at the 2010 Annual Meeting, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

* * *

Upon the written request of any person who on the record date was a record owner of Company stock, or who represents in good faith that he or she was on such date a beneficial owner of such stock entitled to vote at the Annual Meeting, the Company will send such person, without charge, a copy of its Annual Report on Form 10-K for 2008, as filed with the Securities and Exchange Commission. Requests for this report should be directed to the Vice President-Corporate Relations, Diane S. Jones, at Westmoreland Coal Company, 2nd Floor, 2 North Cascade Avenue, Colorado Springs, Colorado 80903. The Company has adopted a Code of Business Conduct and Ethics Policy which is applicable to all employees, including all senior officers and financial personnel. A copy of the Company’s Code of Business Conduct and Ethics Policy can be found on the Company’s web site at www.westmoreland.com. The Company will provide any person, without charge, upon request, a copy of its Code of Business Conduct and Ethics. Any requests for the Code of Business Conduct and Ethics should be in writing and should be directed to the attention of the General Counsel of the Company at the preceding address.

OTHER BUSINESS

The Board has no present intention of bringing any other business before the meeting and has not been informed of any other matters that are to be presented to the meeting. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy will vote in accordance with their best judgment.

If you vote by mail, we encourage you to specify your choices by marking the appropriate boxes on the enclosed proxy card. You do not need to mark any boxes if you wish to vote according to the Board’s recommendations; just sign, date, and return the proxy in the enclosed envelope. Thank you for your cooperation and your prompt response.

By order of the Board of Directors,

Diane S. Jones
Vice President, Corporate Relations
and Secretary

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

 A    Proposals — The Board of Directors recommends a vote FOR the listed nominees.
1. Election of Directors by holders of Common Stock:

	For	Withhold	+
01 - Keith E. Alessi	☐	☐

02 - Thomas J. Coffey	☐	☐
03 - Michael R. D’Appolonia	☐	☐
 B    Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance

	Mark the box to the right if you plan to attend the Annual Meeting.	☐

Comments— Please print your comments below.	Receipt of the Notice of

	Annual Meeting and Proxy Statement dated April 14, 2009 are hereby acknowledged.	☐

 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian please give your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Westmoreland Coal Company	COMMON STOCK

Proxy for COMMON STOCK Only
Solicited on Behalf of the Board of Directors
Annual Meeting - May 14, 2009
The undersigned hereby constitutes and appoints Keith E. Alessi, Morris W. Kegley, and Diane S. Jones and each of them, as true and lawful agents and proxies with power of substitution, to represent the undersigned and to vote all shares of Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held at our corporate offices, 2 N. Cascade Avenue, 2nd Floor, Colorado Springs, CO 80903, on Thursday, May 14, 2009, at 8:30 a.m. (mountain time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of this card.
This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR the election of directors. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas	☒

Annual Meeting Proxy Card

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal — The Board of Directors recommends a vote FOR the listed nominees.

2.	Election of Directors by holders of Depositary Shares:	+
		For	Withhold
01 -	Richard M. Klingaman	☐	☐
02 -	William M. Stern	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below ..
NOTE: Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian please give your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U PX	0 1 7 4 5 8 2	+
<STOCK #> 0112JB

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Westmoreland Coal Company	DEPOSITARY SHARES

Proxy for DEPOSITARY SHARES Only
Solicited on Behalf of the Board of Directors
Annual Meeting - May 14, 2009
The undersigned hereby constitutes and appoints Keith E. Alessi, Morris W. Kegley, and Diane S. Jones and each of them, as true and lawful agents and proxies with power of substitution, to represent the undersigned and to vote all Depositary Shares of stock held by the undersigned at the Annual Meeting of Stockholders to be held at our corporate offices, 2 N. Cascade Avenue, 2nd Floor, Colorado Springs, CO 80903, on Thursday, May 14, 2009, at 8:30 a.m. (mountain time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of this card.
This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR the election of directors. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

 A    Proposals — The Board of Directors recommends a vote FOR the listed nominees.
1. Election of Directors by holders of Common Stock:

	For	Withhold	+
01 - Keith E. Alessi	☐	☐

02 - Thomas J. Coffey	☐	☐
03 - Michael R. D’Appolonia	☐	☐
 B    Non-Voting Items

Change of Address — Please print your new address below.	Meeting Attendance

	Mark the box to the right if you plan to attend the Annual Meeting.	☐

Comments— Please print your comments below.	Receipt of the Notice of

	Annual Meeting and Proxy Statement dated April 14, 2009 are hereby acknowledged.	☐

 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian please give your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Westmoreland Coal Company	401-K PLAN COMMON STOCK

Proxy for 401-K PLAN COMMON STOCK Only
Solicited on Behalf of the Board of Directors
Annual Meeting - May 14, 2009
The undersigned hereby constitutes and appoints Keith E. Alessi, Morris W. Kegley, and Diane S. Jones and each of them, as true and lawful agents and proxies with power of substitution, to represent the undersigned and to vote all shares of Common Stock held by the undersigned at the Annual Meeting of Stockholders to be held at our corporate offices, 2 N. Cascade Avenue, 2nd Floor, Colorado Springs, CO 80903, on Thursday, May 14, 2009, at 8:30 a.m. (mountain time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of this card.
This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR the election of directors. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal — The Board of Directors recommends a vote FOR the listed nominees.

2.	Election of Directors by holders of Depositary Shares:	+
		For	Withhold
01 -	Richard M. Klingaman	☐	☐
02 -	William M. Stern	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below. ..
NOTE: Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian please give your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

1 U P X	0 2 1 4 2 1 4	+
<STOCK #> 0112LB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Westmoreland Coal Company	401-K PLAN DEPOSITARY SHARES

Proxy for 401-K PLAN DEPOSITARY SHARES Only
Solicited on Behalf of the Board of Directors
Annual Meeting - May 14, 2009
The undersigned hereby constitutes and appoints Keith E. Alessi, Morris W. Kegley, and Diane S. Jones and each of them, as true and lawful agents and proxies with power of substitution, to represent the undersigned and to vote all Depositary Shares of stock held by the undersigned at the Annual Meeting of Stockholders to be held at our corporate offices, 2 N. Cascade Avenue, 2nd Floor, Colorado Springs, CO 80903, on Thursday, May 14, 2009, at 8:30 a.m. (mountain time), and at any adjournments thereof, on all matters coming before said meeting as noted on the reverse side of this card.
This proxy, when properly executed, will be voted in the manner directed herein. If no directions are given, this proxy will be voted FOR the election of directors. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.